SUPPLEMENT DATED JANUARY 30, 2003
(TO PROSPECTUS SUPPLEMENT DATED JANUARY 27, 2003
TO PROSPECTUS DATED OCTOBER 10, 2002)



                           $770,594,100 (APPROXIMATE)
                   THORNBURG MORTGAGE SECURITIES TRUST 2003-1
             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2003-1


         The last paragraph of the definition of Senior Prepayment Percentage on page S-145 is deleted and replaced with the following paragraph:

                  Notwithstanding the preceding paragraphs, (i) if on any distribution date prior to February 2006 the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and
         (ii) if on any distribution date in or after February 2006 the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date.

                                   -----------


         Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.